                                                                    Exhibit 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2004 relating to the financial statements which appear in Quaker Fabric Corporation's Annual Report on Form 10-K for the year ended January 3, 2004. We also consent to the incorporation by reference of our report dated February 19, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
-----------------------------------
    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
August 13, 2004